EXHIBIT 99.2



                               AMENDMENT AGREEMENT


      BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (the "Company"), and the LASALLE BANK NATIONAL ASSOCIATION (the "Rights Agent") hereby enter into this amendment ("Amendment") effective as of July 15, 1999.

                                R E C I T A L S:

      The Company and the Rights Agent entered into a Rights Agreement dated as of January 5, 1996 ("Rights Agreement"). The Board of Directors of the Company has determined that it is in the best interests of the Company to amend the Rights Agreement. Capitalized terms used in this Agreement not otherwise defined herein shall have the meanings given such terms in the Rights Agreement.

      Section 1.  Amendment.

      1.1 The definition of "Acquiring Person" contained in Section 1(a) of the Rights Agreement shall be amended by deleting it in toto and inserting in lieu thereof the following:

           (a) "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 10% or more of the Common Shares then outstanding; provided, that an Acquiring Person shall not include (i) any Exempt Person (as hereinafter defined), (ii) any Person, together with all Affiliates and Associates of such Person, who or which would be an Acquiring Person solely by reason of (A) being the Beneficial Owner of common Shares, the Beneficial Ownership of which was acquired by such Person pursuant to any action or transaction or series of related actions or transactions approved by the Board of Directors of the Company (but only if at the time of such approval by the Board of Directors there are then in office not less than a majority of directors (and in no event less than three directors) who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office) before such Person otherwise became an Acquiring Person or (B) a reduction in the number of issued and outstanding Common Shares pursuant to a transaction or a series of related transactions approved by the Board of Directors of the Company; or (iii) any Person specified in Rule 13d-1(b)(1)(ii) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on July 2, 1999, who acquired the Beneficial Ownership of Common Shares in the ordinary course of his business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect; provided, however, that in the event a Person described in clause (ii) or (iii) does not become an Acquiring Person by reason of clause (ii) or (iii), such person nonetheless shall become an Acquiring Person in the event such Person thereafter acquires Beneficial Ownership of an additional 1% of the Common Shares, unless the acquisition of such additional Common Shares would not result in such Person becoming an Acquiring Person by reason of clause
      (ii) or (iii) of this Section 1(a), and provided further, that in no event shall the exclusion contained in clause (iii) apply to any Person who shall be the Beneficial Owner of 15% or more of the Common Shares then outstanding.

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      Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith (but only if at the time of such determination by the Board of Directors there are then in office not less than a majority of directors (and in no event less than three directors) who are Continuing Directors and such action is approved by a majority of the Continuing Directors then in office) that a Person who would otherwise be an "Acquiring Person" as defined pursuant to the foregoing provisions of this Section 1(a) has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an "Acquiring Person" as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed an "Acquiring Person" for any purposes of this Agreement.

      Section 2.  General.

      2.1 Except as expressly modified herein, the Rights Agreement is and remains in full force and effect.

      2.2 This Amendment will be binding upon and inure to the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the Common Shares).

      2.3 This Amendment may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed an original, and all of which shall together constitute but one and the same instrument.

      2.4 This Amendment shall be deemed to be a contract under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

Attest:                             BALLY TOTAL FITNESS HOLDING
                                    CORPORATION

By:    ________________________     By:  _________________________________

Title: ________________________     Its: _________________________________


Attest:                             LASALLE BANK NATIONAL ASSOCIATION

By:    ________________________     By:  _________________________________

Title: ________________________     Its: _________________________________
                                                               "Rights Agent"